March 21, 2014

UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States Natural Gas Fund, LP

Dear United States Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2013 financial statements for the United States Natural Gas Fund, LP (ticker symbol “UNG”). We have mailed this statement to all investors in UNG who held shares as of December 31, 2013 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current UNG Privacy Policy. Additional information concerning UNG’s 2013 results may be found by referring to UNG’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UNG’s own website at www.unitedstatesnaturalgasfund.com . You may also call UNG at 1-800-920-0259 to speak to a representative and request additional material, including a current UNG Prospectus.

United States Commodity Funds LLC is the general partner of UNG. United States Commodity Funds LLC is also the general partner or sponsor and manager of several other commodity based exchange traded security funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Brent Oil Fund, LP	(ticker symbol: BNO)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Gasoline Fund, LP	(ticker symbol: UGA)	United States Copper Index Fund	(ticker symbol: CPER)
United States Diesel-Heating Oil Fund, LP	(ticker symbol: UHN)	United States Agriculture Index Fund	(ticker symbol: USAG)
United States Short Oil Fund, LP	(ticker symbol: DNO)	United States Metals Index Fund	(ticker symbol: USMI)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current UNG Prospectus. Investors in UNG who wish to receive additional information about these other funds may do so by going to their respective websites.*   The websites may be found at:
www.unitedstatesoilfund.com	www.unitedstatesbrentoilfund.com
www.unitedstates12monthoilfund.com	www.unitedstatescommodityindexfund.com
www.unitedstatesgasolinefund.com	www.unitedstatescopperindexfund.com
www.unitedstatesdieselheatingoilfund.com	www.unitedstatesagricultureindexfund.com
www.unitedstatesshortoilfund.com	www.unitedstatesmetalsindexfund.com
www.unitedstates12monthnaturalgasfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information. Thank you for your continued interest in UNG.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

*    This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY OF

UNITED STATES COMMODITY FUNDS LLC AS GENERAL PARTNER OF:
UNITED STATES OIL FUND, LP
UNITED STATES NATURAL GAS FUND, LP
UNITED STATES 12 MONTH OIL FUND, LP
UNITED STATES 12 MONTH NATURAL GAS FUND, LP
UNITED STATES GASOLINE FUND, LP
UNITED STATES DIESEL-HEATING OIL FUND, LP
UNITED STATES SHORT OIL FUND, LP
UNITED STATES BRENT OIL FUND, LP

AND AS SPONSOR OF UNITED STATES COMMODITY INDEX FUNDS TRUST AND THE FOLLOWING SERIES THEREIN:

UNITED STATES COMMODITY INDEX FUND
 UNITED STATES COPPER INDEX FUND
UNITED STATES AGRICULTURE INDEX FUND
 UNITED STATES METALS INDEX FUND

This document sets forth the Sixth Amended Privacy Policy of United States Commodity Funds LLC (the “Company”), adopted on December 6, 2008, last amended on March 20, 2014. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission, and (i) the statutory trust for which the Company acts as sponsor, United States Commodity Index Funds Trust (the “Index Funds Trust”), and each series therin and (ii) each of the funds for which the Company serves as the general partner or serves as sponsor (each a “Fund” and together, the “Funds” as listed above) each as referenced above relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

Disclosure of Nonpublic Personal Information

The Company does not sell or rent investor information.  The Company does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the Company may share nonpublic personal information in the following situations:

•
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals. The Company may also share information in connection with the servicing or processing of the Index Funds Trust and Fund transactions.

•	To respond to subpoenas, court orders, judicial process or regulatory authorities;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and
•	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the Company’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company holds Fund investor information in the strictest confidence.   Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The Company maintains safeguards that comply with federal standards to protect investor information.   The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The Company’s privacy policy applies to both current and former investors.  The Company will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The Company may make changes to its privacy policy in the future.  The Company will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the Company will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES NATURAL GAS FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2013, 2012 and 2011

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2013, 2012 and 2011 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
President & CEO of United States Commodity Funds LLC
United States Natural Gas Fund, LP
(General Partner of United States Natural Gas Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Natural Gas Fund, LP

We have audited the accompanying statements of financial condition of United States Natural Gas Fund, LP (the “Fund”) as of December 31, 2013 and 2012, including the schedule of investments as of December 31, 2013 and 2012, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2013, 2012 and 2011. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Natural Gas Fund, LP as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years ended December 31, 2013, 2012 and 2011, in conformity with accounting principles generally accepted in the United States of America.
We also have audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the Fund’s internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commis- sion and our report dated February 28, 2014 expressed an unqualified opinion on the Fund’s internal control over financial reporting.

/s/ Spicer Jeffries LLP
Greenwood Village, Colorado
 February 28, 2014

THIS PAGE IS INTENTIONALLY LEFT BLANK

United States Natural Gas Fund, LP
Statements of Financial Condition
At December 31, 2013 and 2012

	2013	2012
Assets
Cash and cash equivalents (Notes 2 and 5)	$792,445,608	$1,100,510,722
Equity in trading accounts:
Cash and cash equivalents	24,147,579	144,803,499
Unrealized loss on open commodity futures contracts	(14,033,910)	(14,596,843)
Unrealized loss on open swap contracts	(6,654,820)	(3,470,939)
Receivable for shares sold	159,392,268	19,007,766
Dividend receivable	8,580	16,356
Other assets	19,044	11,953

Total assets	$955,324,349	$1,246,282,514

Liabilities and Partners' Capital
Payable for shares redeemed	$14,887,362	$57,644,550
Professional fees payable	1,454,406	1,602,883
General Partner management fees payable (Note 3)	473,547	585,420
Brokerage commissions payable	81,750	122,250
License fees payable	36,535	46,200
Directors' fees payable	8,585	8,402
Interest payable	-	153

Total liabilities	16,942,185	60,009,858

Commitments and Contingencies (Notes 3, 4 and 5)

Partners’ Capital
General Partner	–	–
Limited Partners	938,382,164	1,186,272,656
Total Partners' Capital	938,382,164	1,186,272,656

Total liabilities and partners' capital	$955,324,349	$1,246,282,514

Limited Partners' shares outstanding	45,566,476	62,866,476
Net asset value per share	$20.59	$18.87
Market value per share	$20.69	$18.90

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Schedule of Investments
At December 31, 2013

	Number of Contracts	Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners' Capital
Open Future Contracts – Long
United States Contracts
ICE Natural Gas Futures LD1 H February contracts, expiring January 2014	30,865	$(6,052,720)	(0.65)
NYMEX Natural Gas Futures NG February 2014 contracts, expiring January 2014	9,496	(6,683,290)	(0.71)
NYMEX Natural Gas Futures NN February 2014 contracts, expiring January 2014	9,080	(1,297,900)	(0.14)
Total Open Futures Contracts*	49,441	$(14,033,910)	(1.50)

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligation
U.S. Treasury Bills:
0.05%, 2/27/2014	$50,000,000	$49,996,042	5.33
0.07%, 3/27/2014	100,000,000	99,983,472	10.65
0.08%, 4/24/2014**	200,000,000	199,951,347	21.31
Total Treasury Obligations		$349,930,861	37.29

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	61,608,278	61,608,278	6.56
Goldman Sachs Financial Square Funds - Government Fund - Class FS	30,508,087	30,508,087	3.25
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	200,495,952	200,495,952	21.37
Wells Fargo Advantage Government Money Market Fund – Class I	100,001,712	100,001,712	10.66
Total Money Market Funds		392,614,029	41.84
Total Cash Equivalents		$742,544,890	79.13

Open Over-the-Counter Total Return Swap Contracts

	Notional Amount***	Market Value	Unrealized Loss	Termination Dates	Collateral Pledge
Swap agreement to receive return on the Custom Natural Gas Index (UNG) - Excess Return	$120,932,565	$(6,654,820)	$(6,654,820)	4/23/2014	24,147,579	****

* Collateral amounted to $24,147,579 on open future contracts.
** Security or partial security segregated as collateral for open over-the-counter total return swap contracts.
*** The aggregate notional amount of UNG’s over-the-counter swap transactions represented 12.66% of UNG’s total assets as of December 31, 2013.
****Financial instruments.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Schedule of Investments
At December 31, 2012

	Number of Contracts	Unrealized Loss on Open Commodity Contracts	% of Partners’ Capital
Open Cleared Swap Contracts – Long
Foreign Contracts
ICE Natural Gas Cleared Swap ICE LOT February 2013 contracts, expiring January 2013	30,192	$(3,698,520)	(0.31)

Open Futures Contracts – Long
United States Contracts
NYMEX Natural Gas Futures NG February 2013 contracts, expiring January 2013	17,891	(8,753,720)	(0.74)
NYMEX Natural Gas Futures NN February 2013 contracts, expiring January 2013	17,952	(2,144,603)	(0.18)
Total Open Futures Contracts*	35,843	(10,898,323)	(0.92)
Total Open Cleared Swap and Futures Contracts***	66,035	$(14,596,843)	(1.23)

	Principal Amount	Market Value
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
0.09%, 1/17/2013**	$100,000,000	$99,995,899	8.43
0.10%, 1/17/2013	130,000,000	129,994,668	10.96
0.05%, 5/02/2013	100,000,000	99,981,771	8.43
Total Treasury Obligations		329,972,338	27.82

United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	101,608,278	101,608,278	8.56
Goldman Sachs Financial Square Funds - Government Fund - Class FS	150,508,087	150,508,087	12.69
Morgan Stanley Institutional Liquidity Fund - Government Portfolio	200,495,952	200,495,952	16.90
Wells Fargo Advantage Government Money Market Fund - Class I	100,001,712	100,001,712	8.43
Total Money Market Funds		552,614,029	46.58
Total Cash Equivalents		$882,586,367	74.40

Open Over-the-Counter Total Return Swap Contracts

	Notional Amount***	Market Value	Unrealized Loss	Termination Dates	Collateral Pledge
Swap agreement to receive return on the Custom Natural Gas Index (UNG) - Excess Return	$105,862,329	$(2,294,037)	$(2,294,037)	4/23/2013	$16,454,765****
Swap agreement to receive return on the NYMEX Henry Hub Natural Gas Futures Contract	81,073,731	(1,176,902)	(1,176,902)	8/31/2013	$15,511,085****
Total unrealized loss on open swap contracts			$(3,470,939)

* Collateral amounted to $144,807,449.30 on open future contracts.
** Security or partial security segregated as collateral for open over-the-counter total return swap contracts.
*** The aggregate notional amount of UNG’s over-the-counter swap transactions represented 15.00% of UNG’s total assets as of December 31, 2012.
****Financial instruments.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Operations
For the years ended December 31, 2013, 2012 and 2011

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Income
Gain (loss) on trading of commodity contracts:
Realized gain (loss) on closed futures contracts	$155,734,315	$(243,672,550)	$(361,823,498)
Realized gain (loss) on closed swap contracts	13,643,971	(75,525,786)	(275,985,809)
Change in unrealized gain (loss) on open futures contracts	562,933	34,395,462	(136,397,585)
Change in unrealized gain (loss) on open swap contracts	(3,183,881)	9,334,753	(40,005,918)
Dividend income	126,075	131,491	192,988
Interest income	200,251	237,662	238,141
Other income	224,000	216,000	146,000

Total income (loss)	167,307,664	(274,882,968)	(813,635,681)

Expenses
General Partner management fees (Note 3)	5,737,913	6,154,688	10,074,913
Brokerage commissions	2,400,039	3,499,652	4,718,066
Professional fees	1,725,246	1,318,461	1,927,195
License fees	143,884	156,103	430,375
Directors' fees	117,790	107,604	145,465
Other expenses	82,923	46,645	259,011

Total expenses	10,207,795	11,283,153	17,555,025

Net income (loss)	$157,099,869	$(286,166,121)	$(831,190,706)
Net income (loss) per limited partnership share	$1.72	$(7.01)	$(22.12)	*
Net income (loss ) per weighted average limited partnership share	$3.21	$(5.39)	$(18.88)	*
Weighted average limited partnership shares outstanding	48,892,503	53,045,948	44,028,303	*

* On February 21, 2012, there was a 4-for-1 reverse share split. The Statements of Operations have been adjusted for the period shown to reflect the 4-for-1 reverse share split on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Changes in Partners’ Capital
For the years ended December 31, 2013, 2012 and 2011

	General Partner	Limited Partners	Total

Balances, at December 31, 2010	–	2,667,356,837	2,667,356,837
Addition of 34,187,500 partnership units**	–	1,349,602,961	1,349,602,961
Redemption of 48,363,043 partnership units**	–	(2,113,672,919)	(2,113,672,919)
Net loss	–	(831,190,706)	(831,190,706)

Balances, at December 31, 2011	–	1,072,096,173	1,072,096,173
Addition of 134,625,000 partnership units*	–	2,558,402,142	2,558,402,142
Redemption of 113,157,981 partnership units*	–	(2,158,059,538)	(2,158,059,538)
Net loss	–	(286,166,121)	(286,166,121)

Balances, at December 31, 2012	–	1,186,272,656	1,186,272,656
Addition of 112,900,000 partnership units	–	2,206,756,302	2,206,756,302
Redemption of 130,200,000 partnership units	–	(2,611,746,663)	(2,611,746,663)
Net income	–	157,099,869	157,099,869

Balances, at December 31, 2013	$–	$938,382,164	$938,382,164

Net Asset Value Per Unit:
At December 31, 2010			$48.00 **
At December 31, 2011			$25.88 *
At December 31, 2012			$18.87
At December 31, 2013			$20.59

* On February 21, 2012, there was a 4-for-1 reverse share split. The Statements of Changes in Partners’ Capital have been adjusted for the period shown to reflect the 4-for-1 reverse share split on a retroactive basis.
** On February 21, 2012, there was a 4-for-1 reverse share split. On March 8, 2011, there was a 2-for-1 reverse share split. The Statements of Changes in Partners’ Capital have been adjusted for the period shown to reflect the 4-for-1 and the 2-for-1 reverse share splits on a retroactive basis.

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Statements of Cash Flows
For the years ended December 31, 2013, 2012 and 2011

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Cash Flows from Operating Activities:
Net income (loss)	$157,099,869	$(286,166,121)	$(831,190,706)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Decrease in commodity futures trading account - cash and cash equivalents	120,655,920	61,824,405	107,996,312
Unrealized (gain) loss on futures contracts	(562,933)	(34,395,462)	136,397,585
Unrealized (gain) loss on swap contracts	3,183,881	(9,334,753)	40,005,918
Decrease in investment receivable	-	-	16,538,472
(Increase) decrease in dividend receivable	7,776	(7,490)	45,320
(Increase) decrease in interest receivable	-	174	(174)
(Increase) decrease in other assets	(7,091)	5,263	146,208
Increase (decrease) in investment payable	-	(772)	772
Decrease in professional fees payable	(148,477)	(461,654)	(268,442)
Decrease in General Partner management fees payable	(111,873)	(14,103)	(623,973)
Decrease in brokerage commissions payable	(40,500)	(44,000)	(70,000)
Decrease in license fees payable	(9,665)	(11,289)	(101,208)
Increase (decrease) in directors' fees payable	183	1,299	(17,205)
Increase (decrease) in interest payable	(153)	-	153
Increase (decrease) in other liabilities	-	(19,388)	19,388
Net cash provided by (used in) operating activities	280,066,937	(268,623,891)	(531,121,580)

Cash Flows from Financing Activities:
Addition of partnership shares	2,066,371,800	2,539,394,376	1,349,602,961
Redemption of partnership shares	(2,654,503,851)	(2,108,938,724)	(2,200,548,198)
Net cash provided by (used in) financing activities	(588,132,051)	430,455,652	(850,945,237)

Net Increase (Decrease) in Cash and Cash Equivalents	(308,065,114)	161,831,761	(1,382,066,817)

Cash and Cash Equivalents, beginning of year	1,100,510,722	938,678,961	2,320,745,778
Cash and Cash Equivalents, end of year	$792,445,608	$1,100,510,722	$938,678,961

See accompanying notes to financial statements.

United States Natural Gas Fund, LP
Notes to Financial Statements
For the years ended December 31, 2013, 2012 and 2011

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Natural Gas Fund, LP (“UNG”) was organized as a limited partnership under the laws of the state of Delaware on September 11, 2006. UNG is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, UNG’s shares traded on the American Stock Exchange (the “AMEX”). UNG will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Fourth Amended and Restated Agreement of Limited Partnership dated as of March 1, 2013 (the “LP Agreement”). The investment objective of UNG is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percent- age terms of the spot price of natural gas delivered at the Henry Hub, Louisiana as measured by the daily changes in the price of the futures contract on natural gas traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire (the “Benchmark Futures Contract”), less UNG’s expenses. It is not the intent of UNG to be operated in a fashion such that the per share NAV will equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas. It is not the intent of UNG to be operated in a fashion such that its per share NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. United States Commodity Funds LLC (“USCF”), the general partner of UNG, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Natural Gas-Related Investments (as defined below). UNG accomplishes its objective through investments in futures contracts for natural gas, crude oil, diesel- heating oil, gasoline and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts and over-the-counter transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). As of December 31, 2013, UNG held 9,496 NG Futures Contracts, 9,080 NN Financially Settled Futures Contracts traded on the NYMEX, 30,865 Natural Gas Futures LD1 Contracts traded on the ICE Futures and over-the-counter swap transactions with one counterparty, JP Morgan Chase Bank, NA. The over-the-counter swap transaction with Deutsche Bank AG was terminated effective August 30, 2013.

UNG commenced investment operations on April 18, 2007 and has a fiscal year ending on December 31. USCF is responsible for the management of UNG. USCF is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commis- sion (the “CFTC”) effective December 1, 2005. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”) and the United States Diesel-Heating Oil Fund, LP (“UHN”), which listed their limited partnership shares on the AMEX under the ticker symbols “USO” on April 10, 2006, “USL” on December 6, 2007, “UGA” on February 26, 2008 and “UHN” on April 9, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, USL’s, UGA’s and UHN’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Short Oil Fund, LP (“DNO”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Brent Oil Fund, LP (“BNO”), which listed their limited partnership shares on the NYSE Arca under the ticker symbols “DNO” on September 24, 2009, “UNL” on November 18, 2009 and “BNO” on June 2, 2010, respectively. USCF is also the sponsor of the United States Com- modity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”), the United States Agriculture Index Fund (“USAG”) and the United States Metals Index Fund (“USMI”), each a series of the United States Commodity Index Funds Trust. USCI, CPER, USAG and USMI listed their shares on the NYSE Arca under the ticker symbol “USCI” on August 10, 2010, “CPER” on November 15, 2011, “USAG” on April 13, 2012 and “USMI” on June 19, 2012, respectively. All funds listed previously are referred to collectively herein as the “Related Public Funds.” USCF previously filed registration statements to register shares of the United States Sugar Fund (“USSF”), the United States Natural Gas Double Inverse Fund (“UNGD”), the United States Gasoil Fund (“USGO”) and the United States Asian Commodities Basket Fund (“UAC”), each of which is a series of the United States Commodity Funds Trust I, and the US Golden Currency Fund (“HARD”), a series of the United States Currency Funds Trust. On December 30, 2013, USCF withdrew the registration statements for USSF, UNGD, USGO and UAC effective December 31, 2013. On January 27, 2014, USF withdrew the registration statement for HARD. HARD was never available to the public, and at the time of withdrawal, HARD was still in the process of review by various regulatory agencies which have regulatory authority over USCF and HARD.

UNG issues shares to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay UNG a $1,000 fee for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Re- demption Baskets”), consisting of 100,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNG but rather at market prices quoted on such exchange.

In April 2007, UNG initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 18, 2007, UNG listed its shares on the AMEX under the ticker symbol “UNG”. On that day, UNG established its initial per share NAV by setting the price at $50.00 per share and issued 200,000 shares in exchange for $10,001,000. UNG also commenced investment operations on April 18, 2007 by purchasing Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2013, UNG had registered a total of 1,480,000,000 shares.

On March 8, 2011, after the close of trading on the NYSE Arca, UNG effected a 2-for-1 reverse share split and post-split shares of UNG began trading on March 9, 2011. As a result of the reverse share split, every two pre-split shares of UNG were automatically exchanged for one post-split share. Immediately prior to the reverse split, there were 447,200,000 shares of UNG issued and outstanding, representing a per share NAV of $5.16. Immediately after the reverse share split, the number of issued and outstanding shares of UNG decreased to 223,600,000, not accounting for fractional shares, and the per share NAV increased to $10.31. In connection with the reverse split, the CUSIP number of UNG’s shares changed to 912318110. UNG’s ticker symbol, “UNG,” remains the same.

On February 21, 2012, after the close of trading on the NYSE Arca, UNG effected a 4-for-1 reverse share split and post-split shares of UNG began trading on February 22, 2012. As a result of the reverse share split, every four pre-split shares of UNG were automatically exchanged for one post-split share. Immediately prior to the reverse split, there were 174,297,828 shares of UNG issued and outstanding, representing a per share NAV of $5.51. Immediately after the reverse share split, the number of issued and outstanding shares of UNG decreased to 43,574,457, not accounting for fractional shares, and the per share NAV increased to

$22.04. In connection with the reverse share split, the CUSIP number of UNG’s shares changed to 912318201. UNG’s ticker symbol, “UNG,” remains the same.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNG earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the overnight Federal Funds Rate less 32 basis points. In addition, UNG earns income on funds held at the custodian or futures commission merchant at prevailing market rates earned on such investments.

Investments in over-the-counter swap contracts (see Note 5) are arrangements to exchange a periodic payment for a market-linked return, each based on a notional amount. To the extent that the total return of the security or index underlying the transaction exceeds or falls short of the offsetting periodic payment obligation, UNG receives a payment from, or makes a payment to, the swap counterparty. The over-the-counter swap contracts are valued daily based upon the appreciation or depreciation of the underlying securities subsequent to the effective date of the contract. Changes in the value of the swaps are reported as unrealized gains and losses and periodic payments are recorded as realized gains or losses in the accompanying statements of operations.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Swap Premiums

Upfront fees paid by UNG for over-the-counter swap contracts are reflected on the statements of financial condition and represent payments made upon entering into a swap agreement to compensate for differences between the stated terms of the agreement and prevailing market conditions. The fees are amortized daily over the term of the swap agreement.

Income Taxes

UNG is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with accounting principles generally accepted in the United States of America (“GAAP”), UNG is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNG files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. states. UNG is not subject to income tax return examinations by major taxing authorities for years before 2010. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNG recording a tax liability that reduces net assets. However, UNG’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNG recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2012.

Creations and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNG receives or pays the proceeds from shares sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in UNG’s statements of financial condition as receivable for shares sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for shares redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNG in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share Net Asset Value

UNG’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNG uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2013.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNG. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

Other

On March 8, 2011, after the close of the NYSE Arca, UNG effected a 2-for-1 reverse share split and post-split shares of UNG began trading on March 9, 2011. The audited financial statements in this annual report on Form 10-K are presented in accordance with Accounting Standards Codification 260 for purposes of presenting the 2-for-1 reverse split on a historical basis for all periods reported.

On February 21, 2012, after the close of the NYSE Arca, UNG effected a 4-for-1 reverse share split and post-split shares of UNG began trading on February 22, 2012. The audited financial statements in this annual report on Form 10-K are presented in accordance with Accounting Standards Codification 260 for purposes of presenting the 4-for-1 reverse split on a historical basis for all periods reported.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNG in accordance with the objectives and policies of UNG. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNG. For these services, UNG is contractually obligated to pay USCF a fee, which is paid monthly, that is equal to 0.60% per annum of average daily total net assets of $1,000,000,000 or less and 0.50% per annum of average daily total net assets that are greater than $1,000,000,000.

Ongoing Registration Fees and Other Offering Expenses

UNG pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2013, 2012 and 2011, UNG incurred $0, $0 and $113,150, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

UNG is responsible for paying its portion of the directors’ and officers’ liability insurance for UNG and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNG and the Related Public Funds organized as limited partnerships and, as of July 8, 2011, the Related Public Funds organized as a series of a Delaware statutory trust. UNG shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each fund computed on a daily basis. These fees and expenses for the year ended December 31, 2013 were $555,465 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2013 was $199,863. For the year ended December 31, 2012, these fees and expenses were $540,586 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2012 was $172,838. For the year ended December 31, 2011, these fees and expenses $607,582 for UNG and the Related Public Funds. UNG’s portion of such fees and expenses for the year ended December 31, 2011 was $290,377. Effective as of April 1, 2010, UNG also became responsible for paying its portion of any payments that may become due to the independent directors pursuant to the deferred compensation agreements entered into between the independent directors, USCF, UNG and the Related Public Funds, except USCI, USAG, CPER and USMI.

Licensing Fees

As discussed in Note 4 below, UNG entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, through October 19, 2011, UNG and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, paid a licensing fee that was equal to 0.04% for the first $1,000,000,000 of combined net assets of the funds and 0.02% for combined net assets above $1,000,000,000. On and after October 20, 2011, UNG and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2013, 2012 and 2011, UNG incurred $143,884, $156,103 and $430,375, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNG’s audit expenses and tax accounting and reporting requirements are paid by UNG. These costs were approximately

$1,700,000, $1,900,000 and $2,100,000 for the years ended December 31, 2013, 2012 and 2011.

Other Expenses and Fees

In addition to the fees described above, UNG pays all brokerage fees, transaction costs for over-the-counter swaps, taxes and other expenses in connection with the operation of UNG, excluding costs and expenses paid by USCF as outlined in Note 4 below.

NOTE 4 - CONTRACTS AND AGREEMENTS

UNG is party to a marketing agent agreement, dated as of April 17, 2007, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNG as outlined in the agreement. The fees of the Marketing Agent, which are borne by USCF, are equal to 0.06% on UNG’s assets up to $3 billion and 0.04% on UNG’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by USCF: the cost of placing advertisements in various periodicals; website con- struction and development; or the printing and production of various marketing materials.

UNG is also party to a custodian agreement, dated March 5, 2007, as amended from time to time, with Brown Brothers Harriman & Co. (“BBH&Co.”) and USCF, whereby BBH&Co. holds investments on behalf of UNG. USCF pays the fees of the custodian, which are determined by the parties from time to time. In addition, UNG is party to an administrative agency agreement, dated March 5, 2007, as amended from time to time, with USCF and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for UNG. USCF also pays the fees of BBH&Co. for its services under such agreement and such fees are determined by the parties from time to time.

Currently, USCF pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to UNG and each of the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, USCF pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of the Related Public Funds’ combined net assets, (b) 0.0465% for the Related Public Funds’ combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once the Related Public Funds’ combined net as- sets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. USCF also pays transaction fees ranging from $7 to $15 per transaction.

On October 8, 2013, UNG entered into a brokerage agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as UNG’s futures commis- sion merchant (“FCM”), effective October 10, 2013. Prior to October 10, 2013, the FCM was UBS Securities LLC (“UBS Securities”). The agreements require RBC Capital and UBS Securities to provide services to UNG in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through RBC Capital and/or UBS Securities for UNG’s account. In accordance with each agreement, RBC Capital and UBS Securities charge UNG commissions of approximately $7 to $15 per round-turn trade, including applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Futures Contracts and options on Futures Contracts when UNG issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when UNG redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNG also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”). During the year ended December 31, 2013, total commissions ac- crued to brokers amounted to $2,400,039. Of this amount, approximately $2,036,257, or 84.84%, was a result of rebalancing costs and approximately $363,782, or 15.16%, was the result of trades necessitated by creation and redemption activity. By comparison, during the year ended December 31, 2012, total commis- sions accrued to brokers amounted to $3,499,652. Of this amount, approximately $2,954,424, or 84.42%, was a result of rebalancing costs and approximately $545,228, or 15.58%, was the result of trades necessitated by creation and redemption activity. By comparison, during the year ended December 31, 2011, total commissions accrued to brokers amounted to $4,718,066. Of this amount, approximately $4,442,086, or 94,15%, was a result of rebalancing costs and $275,980, or 5.85%, was the result of trades necessitated by creation and redemption activity. The decrease in the total commissions accrued to brokers for the year ended December 31, 2013 as compared to the year ended December 31, 2012 was a function of two factors: i) decreased brokerage fees due to a lower number of Natural Gas Interests being held and traded and ii) a reduction in average commission rates during the year ended December 31, 2013. The decrease in the total commissions accrued to brokers for the year ended December 31, 2012 as compared to the year ended December 31, 2011, was primarily a function of decreased brokerage fees due to a lower number of Natural Gas Interests being held and traded during the year ended December 31, 2012. As an annualized percentage of average daily total net assets, the figure for the year ended December 31, 2013 represents approximately 0.25% of average daily total net assets. By comparison, the figure for the year ended December 31, 2012 represented approximately 0.33% of average daily total net assets and the figure for the year ended December 31, 2011 represented approximately 0.26% of average daily total net assets. However, there can be no assurance that commission costs and portfolio turnover will not cause commission expenses to rise in future quarters.

UNG and the NYMEX entered into a licensing agreement on April 10, 2006, as amended on October 20, 2011, whereby UNG was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNG and the Related Public Funds, other than BNO, USCI, CPER, USAG and USMI, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNG expressly disclaims any association with the NYMEX or endorsement of UNG by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNG engages in the trading of futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps (collectively, “derivatives”). UNG is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNG may enter into futures contracts, options on futures contracts, cleared swaps and over-the-counter swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are over-the-counter agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe., but which are not traded on an exchange. A cleared swap is created when the parties to an off-exchange over-the-counter swap transaction agree to extinguish their OTC contract and replace it with a cleared swap. Cleared swaps are intended to provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with a futures commission merchant. Addi- tional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNG has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of the futures contracts held by UNG were exchange-traded futures contracts, cleared swaps or fully-collateralized over-the-counter swaps through De- cember 31, 2013. The liquidity and credit risks associated with exchange-traded contracts and cleared swaps are generally perceived to be less than those as- sociated with over-the-counter swap transactions since, in over-the-counter swap transactions, a party must rely solely on the credit of its respective individual counterparties. As of December 31, 2013, UNG maintained over-the-counter swap transactions with one counterparty, JPMorgan Chase Bank, NA. The over- the-counter swap transaction with Deutsch Bank AG was terminated effective August 30, 2013. Over-the counter swap transactions subject UNG to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNG has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. However, as compared to its over-the-counter swap transactions, it may more easily realize value by reselling its futures contracts. In addition, UNG bears the risk of financial failure by the clearing broker.

At December 31, 2013, UNG’s counterparties posted $0 in cash and $0 in securities as collateral with UNG’s custodian, as compared with $1,700,020 in cash and $0 in securities for the year ended December 31, 2012. Under these agreements, UNG posted collateral with respect to its obligations of $0 in cash and

$19,477,185 in securities, such as Treasuries, at December 31, 2013, as compared with $15,511,111 in cash and $16,454,930 in securities at December 31, 2012.

UNG’s cash and other property, such as Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds, subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of UNG’s assets posted with that futures commission merchant; however, the majority of UNG’s assets are held in Treasuries, cash and/or cash equivalents with UNG’s custodian and would not be impacted by the insolvency of a futures commission merchant. The failure or insolvency of UNG’s custodian, however, could result in a substantial loss of UNG’s assets.

USCF invests a portion of UNG’s cash in money market funds that seek to maintain a stable per share NAV. UNG is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2013 and December 31, 2012, UNG held investments in money market funds in the amounts of $392,614,029 and $552,614,029, respectively. UNG also holds cash deposits with its custodian. Pursuant to a written agreement with BBH&Co., uninvested overnight cash balances are swept to offshore branches of U.S. regulated and domiciled banks located in Toronto, Canada, London, United Kingdom, Grand Cayman, Cayman Islands and Nassau, Bahamas, which are subject to U.S. regulation and regulatory oversight. As of December 31, 2013 and December 31, 2012, UNG held cash deposits and investments in Treasuries in the amounts of $423,979,158 and $692,700,192, respectively, with the custodian and futures commission merchant. Some or all of these amounts may be subject to loss should UNG’s custodian and/or futures commission merchant cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNG is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, UNG pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNG’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNG has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNG are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2013, 2012 and 2011. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
Per Share Operating Performance:

Net asset value, beginning of year	$18.87	$25.88 *	$48.00	**
Total income (loss)	1.93	(6.80)	(21.72	)*
Total expenses	(0.21)	(0.21)	(0.40	)*
Net increase (decrease) in net asset value	1.72	(7.01)	(22.12	)*
Net asset value, end of year	$20.59	$18.87	$25.88	*
Total Return	9.11%	(27.09)%	(46.08)%

Ratios to Average Net Assets
Total income (loss)	17.44%	(26.42)%	(44.83)%
Expenses excluding management fees	0.47%	0.49%	0.41%
Management fees	0.60%	0.59%	0.55%
Net income (loss)	16.38%	(27.50)%	(45.79)%

* On February 21, 2012, there was a 4-for-1 reverse share split. The Financial Highlights have been adjusted for the periods shown to reflect the 4-for-1 reverse share split on a retroactive basis.
** On March 8, 2011, there was a 2-for-1 reverse share split, and on February 21, 2012, there was a 4-for-1 reverse share split. The Financial Highlights have been adjusted for the periods shown to reflect the 2-for-1 reverse share split and the 4-for-1 reverse share split on a retroactive basis.

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNG.

NOTE 7 - QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2013 and 2012.

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2013	2013	2013	2013
Total Income (Loss)	$166,838,065	$(117,977,008)	$(13,383,047)	$131,829,654
Total Expenses	2,717,110	2,473,605	2,510,685	2,506,395
Net Income (Loss)	$164,120,955	$(120,450,613)	$(15,893,732)	$129,323,259
Net Income (Loss) per Share	$3.06	$(3.04)	$(0.59)	$2.29

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
	2012	2012	2012	2012
Total Income (Loss)	$(427,733,740)	$188,407,967	$106,408,494	$(141,965,689)
Total Expenses	2,758,767	2,655,813	2,884,646	2,983,927
Net Income (Loss)	$(430,492,507)	$185,752,154	$103,523,848	$(144,949,616)
Net Income (Loss) per Share	$(9.87)	$3.26	$2.09	$(2.49)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

UNG values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNG (observable inputs) and (2) UNG’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNG’s securities at December 31, 2013 using the fair value hierarchy:

At December 31, 2013	Total	Level I	Level II	Level III
Short-Term Investments	$ 742,544,890	$ 742,544,890	$ –	$ –
Exchange-Traded Futures Contracts	(14,033,910)	(14,033,910)	–	–
Exchange-Traded Cleared Swap Contracts	–	–	–	–
Over-the-Counter Total Return Swap Transactions	(6,654,820)	–	–	(6,654,820)

During the year ended December 31, 2013, there were no transfers between Level I and Level II.

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value as of December 31, 2013:

Total Return Swap Contracts
Beginning balance as of 12/31/12	$(3,470,939)
Realized gain (loss)*	–
Change in unrealized loss	(3,183,881)
Ending balance as of 12/31/13	$(6,654,820)

*	The realized gain (loss) incurred during the fiscal year ended December 31, 2013 for total return swaps was $13,643,971.

The following table summarizes the valuation of UNG’s securities at December 31, 2012 using the fair value hierarchy:

At December 31, 2012	Total	Level I	Level II	Level III
Short-Term Investments	$882,586,367	$882,586,367	$–	$–
Exchange-Traded Futures Contracts	(10,898,323)	(10,898,323)	–	–
Exchange-Traded Cleared Swap Contracts	(3,698,520)	(3,698,520)	–	–
Over-the-Counter Total Return Swap Transactions	(3,470,939)	–	–	(3,470,939)

During the year ended December 31, 2012, there were no transfers between Level I and Level II.

Following is a reconciliation of assets in which significant observable inputs (Level 3) were used in determining fair value as of December 31, 2012:

Total Return Swap Contracts
Beginning balance as of 12/31/11	$(12,805,692)
Realized gain (loss)*	–
Change in unrealized gain	9,334,753
Ending balance as of 12/31/12	$(3,470,939)

*	The realized loss incurred during the fiscal year ended December 31, 2012 for total return swaps was $(75,525,786).

Effective January 1, 2009, UNG adopted the provisions of Accounting Standards Codification 815—Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not	Statements of
Accounted	Financial	Fair Value	Fair Value
for as Hedging	Condition	At	At
Instruments	Location	December 31, 2013	December 31, 2012
Futures –Commodity Contracts	Assets	$(14,033,910)	$(14,596,843)
Swaps - Commodity Contracts	Assets	(6,654,820)	(3,470,939)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended		For the year ended		For the year ended
		December 31, 2013		December 31, 2012		December 31, 2011
			Change in		Change in		Change in
	Location of	Realized Gain	Unrealized	Realized Gain	Unrealized	Realized Gain	Unrealized
	Gain or	or (Loss) on	Gain or	or (Loss) on	Gain or	or (Loss) on	Gain or
Derivatives	(Loss) on	Derivatives	(Loss) on	Derivatives	(Loss) on	Derivatives	(Loss) on
not Accounted	Derivatives	Recognized	Derivatives	Recognized	Derivatives	Recognized	Derivatives
for as Hedging	Recognized	in	Recognized	in	Recognized	in	Recognized
Instruments	in Income	Income	in Income	Income	in Income	Income	in Income
Futures – Commodity Contracts	Realized gain (loss) on closed futures positions	$155,734,315		$(243,672,550)		$(361,823,498)
	Change in unrealized gain (loss) on open futures positions		$562,933		$34,395,462		$(136,397,585)
Swaps – Commodity Contracts	Realized gain (loss) on closed swap contracts	13,643,971		(75,525,786)		(275,985,809)
	Change in unrealized gain (loss) on open swap contracts		(3,183,881)		9,334,753		(40,005,918)

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” The amendments in ASU No. 2011-11 require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

NOTE 10 – SUBSEQUENT EVENTS

UNG has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.

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